NEWS For news releases, related materials and high-resolution photos and video, visit www.media.ford.com. www.facebook.com/ford www.medium.com/@fordwww.twitter.com/ford www.instagram.com/ford Ford, Ford Credit Introduce Sustainable Financing Framework Prioritizing EV, Clean Production, Community Investments • First-of-its-kind framework among North America-based automakers supports Ford+ plan to grow, create value for customers, investors, other stakeholders • Will guide Ford’s leadership in sustainability and investments in four key areas, including developing battery electric vehicles and clean manufacturing • Framework achieved highest-possible ‘advanced’ rating from Vigeo Eiris, which is globally recognized for its assessments of ESG initiatives • Expected broader access to capital, plus separate tender offer to reduce high-cost debt, consistent with enhancing financial flexibility and returning to investment-grade credit ratings DEARBORN, Mich., Nov 4., 2021 – Ford Motor Company and its financing subsidiary, Ford Motor Credit Company, today introduced the North America auto industry’s first sustainable financing framework, focusing on and paying for ambitious plans in vehicle electrification and other environmental and social areas. Separately, Ford today also announced a cash tender offer to repurchase up to $5 billion of the company’s higher-cost debt. Actions such as the debt tender offer and the issuance of 0% convertible notes earlier this year, together with anticipated broader access to capital from the new sustainable financing framework, are consistent with Ford’s objectives to further strengthen its balance sheet and financial flexibility and return its credit ratings to investment grade. “Winning businesses are financially healthy and lead in sustainability – it’s not a choice, they rely on each other,” said John Lawler, Ford’s CFO. “We’re again putting our money where our mouth is, prioritizing and allocating capital to environmental and social initiatives that are good for people, good for the planet, and good for Ford.” Today’s announcement was made on the fifth anniversary of the Paris Climate Agreement, as Ford executives joined world leaders, environmental advocates and other forward-looking companies at the United Nations Climate Change Conference (COP26) in Glasgow, Scotland. Among other expected benefits, initiatives outlined in Ford’s sustainable financing framework are intended to help the company become carbon neutral no later than 2050, in line with its commitment to the Paris Agreement. Ford was one of the first full-line U.S. automakers to pledge to reduce greenhouse gas emissions from its vehicles, operations and supply chain in alignment with goals of the accord. This pledge is backed by science-based interim targets the automaker intends to achieve by 2035. The potential positive environmental and social influence of projects described in Ford’s sustainable financing framework earned an “advanced” rating – the highest possible – from Vigeo Eiris. Vigeo Eiris, an arm of Moody’s Corp., makes independent assessments of organizations’ goals and performance against environmental, social and governance matters.

For news releases, related materials and high-resolution photos and video, visit www.media.ford.com. 2 Guided by aggressive environmental and social goals, a significant portion of related financing will go toward accelerating Ford’s leadership in electric vehicles. Objectives include expanding EV technology and charging infrastructure to remove obstacles to adoption and improve the customer experience, and EV and battery manufacturing to reduce emissions. “We’re going to build high-quality electric vehicles at scale and do so in a way that has a positive impact on people and the environment,” said Bob Holycross, Ford’s vice president, Sustainability, Environment and Safety Engineering. “In communities where air pollution and climate change are disproportionate burdens today, access to EVs can have the additional benefit of moving people to the front of the line for the health, economic and mobility benefits these vehicles can provide.” How Ford’s Sustainable Financing Framework Works The framework will cover a variety of both unsecured and securitization funding transactions, including ESG bonds issued by Ford and Ford Credit to finance environmental and social projects, and how Ford’s electrification and mobility projects will be evaluated and selected. The framework will also govern how the proceeds will be managed and how Ford and Ford Credit will report results. Funds will be fully allocated within 24 months of each sustainable financing issuance. Net proceeds from sustainable financing will be invested and expended in four areas: • Clean Transportation – Designing, developing and manufacturing zero-emissions transportation, focusing on battery electric vehicles and the batteries that power them across the full range of design, development, manufacturing and end-of-life. Examples include Ford’s recent announcement of the largest U.S. investment in electric vehicles at one time by an automotive manufacturer, together with SK Innovation, in new Tennessee and Kentucky mega-sites; collaborating with Redwood Materials on recycling options for scrap and end-of-life EVs and lithium-ion batteries; and offering financing products and wholesale loans to establish or improve the EV charging infrastructure. • Clean Manufacturing – Further reducing the environmental footprint of Ford’s operations through renewable energy, sustainable water and wastewater management, waste management, and energy-efficient buildings. As examples, Ford’s new advanced campuses in Tennessee and Kentucky will be designed to have as minimal an impact as possible – and even to generate beneficial effects – on the surrounding environment. • Making Lives Better – Advancing economic opportunity and equity for underrepresented and/or disadvantaged populations through projects to help widen Ford’s supplier and dealer diversity networks. The goal is to create programs and opportunities for businesses owned by minorities, women, military veterans and disabled people, and for women-focused community ventures and social enterprises that promote better health, develop critical skills, and support child and maternal health, education and disability support services. • Community Revitalization – Supporting and lifting disadvantaged communities by creating and renovating spaces to provide employment opportunities and access to essential services. One such project is Ford’s investment in redeveloping the historic Michigan Central Station and surrounding area to create a new mobility innovation district in Detroit’s Corktown neighborhood. The project is bringing together diverse thinkers and doers to help solve complex community challenges and improve access and equity for all.

Ford's sustainable financing framework aligns with its ambitious sustainability goals, as well as environmental and social principles and best practices established by the International Capital Market Association and the Loan Market Association. Those groups counsel transparency, disclosure, measuring impact and external reviews in sustainable financing.

In addition to external verification, a new sustainable financing committee established within Ford will assure that funded projects comply with Ford's corporate social responsibility strategic plan and otherwise meet eligibility criteria. The committee comprises senior representatives from Treasury, Sustainability, Corporate Finance, Investor Relations, Ford Credit and Legal.

Committed to a Sustainable Future

Ford's extensive support of and leadership at COP26 will include joining with other signatories to the ambitious RouteZero initiative. Led by the international non-profit the Climate Group and the United Nations High-Level Climate Champions, RouteZero aims to reduce carbon associated with road transportation. More than 50 businesses, cities and regions have pledged to work together toward 100% zero-emission cars and vans globally by 2040, and in leading markets no later than 2035.

Additionally, Ford's Holycross will address high-level business representatives, financiers, government officials, policymakers, innovators, members of academia and environmental influencers at the World Climate Summit: The Investment COP on Nov. 7. The event is a leading forum for business- and investment-driven solutions to climate change convened by the World Climate Foundation. In his remarks, Holycross will focus on Ford's substantial sustainability accomplishments to date, and how the company is focused on leading the electric revolution at scale.

# # #

About Ford Motor Company

Ford Motor Company (NYSE: F) is a global company based in Dearborn, Michigan, that is committed to helping build a better world, where every person is free to move and pursue their dreams. The company's Ford+ plan for growth and value creation combines existing strengths, new capabilities and always-on relationships with customers to enrich experiences for and deepen the loyalty of those customers. Ford designs, manufactures, markets and services a full line of connected, increasingly electrified passenger and commercial vehicles: Ford trucks, utility vehicles, vans and cars, and Lincoln luxury vehicles. The company is pursuing leadership positions in electrification, connected vehicle services and mobility solutions, including self-driving technology, and provides financial services through Ford Motor Credit Company. Ford employs about 184,000 people worldwide. More information about the company, its products and Ford Motor Credit Company is available at corporate.ford.com.

Contacts:

Media	Equity Investment Community	Fixed Income Investment Community	Shareholder Inquiries
T.R. Reid	Lynn Antipas Tyson	Karen Rocoff	1.800.555.5259 or
1.313.319.6683	1.914.485.1150	1.313.621.0965	1.313.845.8540
treid22@ford.com	ltyson4@ford.com	krocoff@ford.com	stockinf@ford.com

3

For news releases, related materials and high-resolution photos and video, visit www.media.ford.com.